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                                                                    EXHIBIT 10.8

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT
                            (BellSouth to Alloy LLC)

         This Intellectual Property License Agreement (the "Agreement") is made and entered into as of the 2nd day of October, 2000 ("Effective Date"), by and between BellSouth Intellectual Property Marketing Corporation ("Licensor") and Alloy LLC ("Licensee").

Recitals


         A. As of April 4, 2000, SBC Communications Inc., BellSouth Corporation and Licensee entered into an Amended and Restated Contribution and Formation Agreement (the "Contribution Agreement") pursuant to which SBC Communications Inc. and BellSouth Corporation agreed to combine substantially all of their Domestic (as defined in the Contribution Agreement) mobile wireless voice and data services business, to be conducted through Licensee and its Subsidiaries.

         B. Licensor owns or otherwise has marketing rights in and to technology relating to the Business as Licensed Technology or Licensed Patent Rights.

         C. Licensee desires to continue operation of the Business uninterrupted and in substantially the same manner after the Closing Date as the Business is operated prior to the Closing Date.

         D. Licensee desires to obtain certain rights to utilize the Licensed Technology and Licensed Patent Rights in the Business in order to make, have made, import, use, offer for sale and/or sell the Licensed Products or Licensed Services.

         NOW, THEREFORE, in consideration of the foregoing premises and of the terms and conditions of this Agreement, the parties hereto agree as follows:

1.       Definitions

         As used herein:

         1.1 "Affiliates" shall mean, with respect to any Party, any company or corporation directly or indirectly controlling, controlled by, or under common control with such Party at any time during the period for which the determination of affiliation is being made. For purposes of these definitions, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, or the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "Agreement" means this Agreement including all Exhibits (if any) attached to this Agreement together with any written amendments of any of the foregoing.


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         1.3      "Business" shall mean (a) the acquisition, development,
ownership and operation of businesses engaged in the Domestic provision of mobile wireless voice and data services utilizing radio frequencies licensed by the FCC for the provision of Cellular Service, PCS Service, Wireless Data Service, Satellite Services and Part 27 Service and (b) business activities customarily ancillary to the provision of any of the forgoing.

         1.4 "Cellular Service" shall mean mobile wireless telephone service provided pursuant to licenses issued by the FCC pursuant to Subpart H of
Part 22 of the FCC's rules and all mobile voice and data services reasonably ancillary thereto.

         1.5 "Closing Date" shall have the meaning set forth in the Contribution Agreement.

         1.6 "License" shall have the meaning set forth in Section 2.1 hereof.

         1.7      "Licensed Patent Rights" means, collectively:

                  (a) all United States patents and patent applications issued or filed on or before the Closing Date or within six
                  (6) months thereafter that are owned (either solely or jointly with others) or capable of being licensed by Licensor or Affiliates of Licensor and which are used in the Business as of the Closing Date;

                  (b) all divisional applications, continuation applications, continuation-in-part applications, and all patents, or reexamination or reissues of patents, which issue from any of the patents or applications identified within
                  Section 1.1(a), provided such applications or patents have claims required for the operation of the Business as of the Closing Date.

         1.8 "Licensed Process" means any process or method which is covered in whole or in part by an issued, unexpired claim or a pending claim or other right contained in the Licensed Technology or the Licensed Patent Rights.

         1.9 "Intellectual Property" means ideas, patents, patent applications, copyrights, trade secrets, software and technology, but specifically excludes trademarks, service marks, trade names, and brands.

         1.10 "Licensed Product(s)" means any product or part of a product which:

                  (a) is covered in whole or in part by an issued, unexpired claim or a pending claim or other right contained in the Licensed Technology or Licensed Patent Rights, or

                  (b)      is manufactured using a Licensed Process.

         1.11 "Licensed Services" means services provided by utilizing a Licensed Process.

         1.12 "Licensed Technology" means copyrights, technology and know-how which ownership is not transferred by Licensor or Affiliates of Licensor in accordance with the Contribution and


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Formation Agreement and used in the operation of the Business as of the Closing
Date. Licensed Technology shall not include Licensed Patent Rights.

         1.13 "Other Intellectual Property" means Intellectual Property not licensed pursuant to this Agreement.

         1.14 "Paging Service" shall mean the provision of Domestic one- and two-way paging and radiotelephone service pursuant to licenses issued by the FCC pursuant to Subpart E of Part 22 of the FCC Rules and Subpart S of Part 90 of the FCC Rules and all one- and two-way paging and radiotelephone services reasonably ancillary thereto.

         1.15 "Part 27 Service" shall mean mobile wireless voice and data telephone service provided pursuant to licenses issued by the FCC pursuant to
Part 27 of the FCC's rules and all mobile voice and data services reasonably ancillary thereto.

         1.16     "Party" shall mean Licensor or Licensee.

         1.17 "PCS Service" shall mean mobile wireless telephone service provided pursuant to licenses issued by the FCC pursuant to Part 24 of the FCC's rules regardless of the frequency block designated by the FCC under 47 C.F.R. ss.24.229 and all mobile voice and data services reasonably ancillary thereto.

         1.18 "Subsidiary" shall mean any company or corporation directly or indirectly controlled by a Party.

         1.19 "Territory" means the fifty states comprising the United States of America, the District of Columbia, the U.S. Virgin Islands and the Commonwealth of Puerto Rico, but excluding all other territories and possessions of the United States of America.

2.       Grant of Licenses

         2.1 License. In consideration of Licensee's obligations set forth in this Agreement and other agreements being executed by SBC and BellSouth on or about the Closing Date, Licensor hereby grants to Licensee a perpetual, fully paid-up, royalty-free, nonexclusive right and license (the "License") (with limited rights to sublicense as specified in Section 2.2) in all fields in the Business in the Territory during the term of this Agreement unless sooner terminated as provided in this Agreement (1) to use the Licensed Technology and Licensed Patent Rights, (2) to make, have made, import, use, lease, offer to sell, and sell Licensed Products, (3) to practice the Licensed Processes, (4) to sell Licensed Services and (5) convey to customers of Licensed Products and Licensed Services rights to use such products and services in the form provided by Licensee to such customers.

         2.2 Sublicenses. Licensee shall have the limited right to grant sublicenses within the scope of the licenses granted in Section 2.1 in the fields directly related to the Business under this Agreement only to any Subsidiary of Licensee and only for so long as they remain a Subsidiary of Licensee.


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         2.3      No Future Licenses. Nothing herein shall be construed to
require that Licensor license any Other Intellectual Property to Licensee.

         2.4 No Implied Licenses. The license and rights granted in this Agreement to Licensee from Licensor shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any technology not specifically identified in this Agreement as Licensed Technology, nor shall it be construed to confer any rights outside the Territory.

         2.5 No Admission. Nothing in this Agreement shall be construed as an admission by either Party as to the validity or enforceability of the Licensed Patent Rights.

         2.6 Transition Patent Rights and Ownership. Notwithstanding anything herein to the contrary, any patent application filed by Licensor or on behalf of Licensee relating to technology transferred by Licensor or an Affiliate of Licensor in accordance with the Contribution and Formation Agreement within six (6) months of the Closing Date shall be owned by Licensor and shall be included in Licensed Patent Rights. Licensee hereby agrees to assign such rights to Licensor and further agrees to execute any documents reasonably requested by Licensor to perfect title to such rights.

3.       Patent Prosecution and Maintenance

         Licensor shall not be liable to Licensee in any way in respect of Licensor's handling of, or the results obtained from, filing, prosecution or maintenance or any failure of Licensor to so file, prosecute or maintain Licensed Patent Rights. If Licensor elects to allow any patent application or patent in the Licensed Patent Rights to become abandoned or lapse, Licensor shall provide reasonable notice to Licensee and Licensee shall have the right to assume at its sole expense the filing, prosecution or maintenance of any such patent application or patent, and to have whole ownership thereof subject to granting to Licensor a non-exclusive royalty-free license under such patent application or patent and subject to any other licenses granted at that time to Licensor's Licensees. In such event, Licensee shall not be liable to Licensor in any way in respect of Licensee's handling of, or the results obtained from, such filing, prosecution or maintenance or any failure of Licensee to so file, prosecute or maintain. In addition, in such event, Licensor shall provide such assistance and shall execute such documents as are reasonably necessary to file, continue prosecution or maintenance of such patent application or patent. Licensee shall pay Licensor its reasonable out-of-pocket fees and expenses in providing such assistance.

4.       Patent Infringement

         4.1 Enforcement of Licensed Patent Rights. Licensor reserves for itself the right to enforce Licensed Patent Rights and may do so in its sole discretion. Licensee shall notify Licensor of suspected infringers and/or infringing products and services and agrees to cooperate with Licensor in the investigation and analysis thereof. If Licensor chooses to not enforce Licensed Patent Rights against any alleged infringers, Licensor shall not be liable to Licensee.

         4.2 Cooperation. In any proceedings that Licensor may commence or defend pursuant to its rights under this Agreement in order to enforce or defend the validity or enforceability of the


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Licensed Patent Rights, the Licensee shall, at the request and expense of
Licensor, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and other information sought in discovery.

5.       Confidentiality

         5.1 In the event of the termination of this Agreement, Licensor and Licensee, each at its own expense, shall promptly deliver (without retaining any copies thereof) to Licensee or Licensor, as the case may be, or confirm to the other in writing that it has destroyed, all information furnished to it or its representatives by the other or any of the other's Subsidiaries or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof, and all analyses, compilations, forecasts, studies or other documents prepared by it or its representatives which contain or reflect any such information. Licensor and Licensee shall, and shall cause their respective employees, officers, directors and Subsidiaries and the employees, officers and directors of their Subsidiaries to, subject to any exceptions set forth in the Confidentiality Agreement (as defined below), cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

         5.2 In addition to the confidentiality arrangements contained herein, all information provided or obtained in connection with the transactions contemplated by this Agreement (including pursuant to Section 5.1 above) shall be held in accordance with and subject to the terms of the Confidentiality Agreement, dated February 18, 2000, between SBC and BellSouth (the "Confidentiality Agreement"). In the event of a conflict or inconsistency between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement shall govern.

6.       Representations

         6.1 Licensor. Licensor represents and warrants that it is the owner or licensee of the Licensed Patent Rights and that Licensor has the right to grant to Licensee the licenses contemplated under this Agreement. Licensor further represents and warrants that it has the right to enter into this Agreement, that it has not granted any outstanding conflicting rights, and that it has not made, nor will it make, any commitment to any third party inconsistent with or in derogation of the rights granted hereunder.

7.       Miscellaneous and General

         7.1 Entire Agreement. This Agreement constitutes the entire agreement between Licensor and Licensee with respect to the Intellectual Property licenses which are the subject matter hereof and supersedes all promises or understandings made prior to or contemporaneously herewith with respect to such subject matter.

         7.2 Headings. The section and paragraph headings are for convenience only and are not a part of this Agreement.


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         7.3      Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any provision or portion of any provision of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall be interpreted to the extent possible to effect the overall intention of the parties at the Effective Date of this Agreement.

         7.4 Modification. This Agreement may not be amended, modified, or altered in any way, except in an amendment identified as such and signed by both Licensor and Licensee.

         7.5 Non-waiver. The waiver of any breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

         7.6 Non-Agency. Nothing contained in this Agreement or the performance thereof is intended to or shall be construed to create any relationship of agency, partnership or joint venture between Licensor and Licensee.

         7.7      Assignment.

                  (a) Sale of Business. This Agreement may be assigned to an entity that acquires or merges with or acquires all or substantially all of the assets of the relevant Business of either Licensee or Licensor, provided that the assignee is obligated to fulfill any and all obligations of its predecessor in interest hereunder.

                  (b) Other. Except as provided in Section 7.7(a) above, this Agreement may not be assigned by either Licensor or Licensee without the express written consent of the other. Any purported assignment without such permission(s) shall be void.

         7.8 Patent Marking. Licensee agrees to mark the Licensed Products sold in the United States and, to the extent practical, identify all Licensed Services with all applicable United States patent numbers as may be directed by Licensor from time to time.

         7.9 Term. The term of this Agreement shall commence upon the date hereof and shall continue until the date of expiration of the last patent to expire in the Licensed Technology.

         7.10 Interpretation. Each of the parties acknowledge that it has been represented by counsel in connection with the negotiation, drafting, and execution of this Agreement. The language used in this Agreement shall be deemed to be language chosen by all parties to express their mutual intent and in any judicial proceeding the terms hereof shall not be more strictly construed against one Party than the other.

         7.11 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware and the United States of America.


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         7.12     Notices. All notices, statements and reports required or
contemplated herein by one Party to the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five
(5) days after deposit in a lawful mail depository in the country of residence of the Party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:

      If to Licensee:     Alloy LLC
                          1100 Peachtree Street
                          Suite 1000
                          Atlanta, GA 30309

                          Attention:  Chief Executive Officer
                          Facsimile:  404-249-4488

      With a copy to:     SBC Communications Inc.
                          175 E. Houston
                          San Antonio, TX 78205

                          Attention:  Senior Executive Vice President and
                                      General Counsel
                          Facsimile:  (210) 351-2298

          and

                          BellSouth Corporation
                          1155 Peachtree Street
                          Suite 2000
                          Atlanta, Georgia  30309

                          Attention:  General Counsel
                          Facsimile:  (404) 249-5948

      If to Licensor:     BellSouth Intellectual Property Marketing Corporation
                          1155 Peachtree Street
                          Suite 500
                          Atlanta, Georgia  30309

                          Attention:  Vice President and General Counsel
                          Facsimile:  (404) 249-2821

      With a copy to:     BellSouth Corporation
                          1155 Peachtree Street
                          Suite 2000


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                          Atlanta, Georgia  30309

                          Attention:  General Counsel
                          Facsimile:  (404) 249-5948

         Either Party hereto may change the address to which notices to such Party are to be sent by giving notice to the other Party at the address and in the manner provided above. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the Party giving such notice obtains acknowledgment by telex, facsimile or cable that such notice has been received by the Party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

         7.13 Ancillary Agreement. This Agreement is one of the Ancillary Agreements referred to in the Limited Liability Company Agreement.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                      Licensor:
                                      BELLSOUTH INTELLECTUAL PROPERTY
                                        MARKETING CORPORATION


                                      -----------------------------------


                                      By:    /s/ Scott M. Frank
                                           ------------------------------
                                      Name:  Scott M. Frank
                                      Title: President


                                      Licensee:
                                      ALLOY LLC
                                       By:  ALLOY MANAGEMENT CORP., its Manager



                                      By:    /s/ Mark L. Feidler
                                           ------------------------------
                                      Name:  Mark L. Feidler
                                      Title: Chief Operating Officer


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